UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2017

Professional Diversity Network, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35824	80-0900177
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 W. Adams Street, Sixth Floor, Chicago, Illinois	60607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 614-0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) and (e)

CFO Transition

On March 7, 2017, the Board of Directors (the “Board”) of Professional Diversity Network, Inc. (the “Company”) appointed Jiangping (Gary) Xiao to serve as the Company’s Chief Financial Officer effective March 8, 2017.

Jiangping Xiao, 38, served as Corporate Controller of United Tactical Systems, a private-equity owned non-lethal weapon and projectile manufacturer, from April 2016 until March 7, 2017.  Prior to that, from June 2013 to April 2016, Mr. Xiao served as Controller of Petstages, a pet toy company.  Earlier in his career, Mr. Xiao served as the Controller of the Operations Management Group of The Jordan Company, a private equity firm, from August of 2008 to May of 2013, and as a Senior Finance Associate, Financial Planning and Analysis of United Airlines from June 2006 to August of 2008.  Mr. Xiao obtained a Master of Business Administration from the Ross School of Business Management at the University of Michigan in 2006 and a B.A. in Accounting from Tsinghua University in Beijing, China in 2000.

On March 9, 2017 (the “Xiao Effective Date”), the Company entered into an employment agreement (the “Xiao Employment Agreement”) with Jiangping Xiao, the Company’s new Chief Financial Officer.  The Xiao Employment Agreement continues until terminated in writing by either party or earlier terminated pursuant to the provisions of the Xiao Employment Agreement.  Under the Xiao Employment Agreement, Mr. Xiao will receive an annual base salary of $200,000, subject to adjustment in the sole discretion of the Board or the Compensation Committee of the Board (the “Compensation Committee”); provided however, that such annual base salary may not be decreased.  Mr. Xiao will be eligible to receive an annual incentive bonus in an amount equal to up to fifty percent (50%) of his base salary, based upon the achievement of one or more performance goals, targets, measurements and other factors, established for such year by the Compensation Committee.  Mr. Xiao will also participate in all benefit plans and programs, subject to certain conditions and exceptions, as are generally provided by the Company to its other senior executive employees.  Under the terms of Xiao Employment Agreement, Mr. Xiao is subject to non-solicitation, non-competition and non-interference restrictive covenants during his employment and for the 18-month period following his last day of employment with the Company.  The Xiao Employment Agreement also contains customary confidentiality, work product and return of Company property covenants.  In addition, Mr. Xiao is entitled to severance pay if he is terminated without “cause” or resigns for “good reason,” each as defined in the Xiao Employment Agreement.  Upon such termination, provided that he executes a release and waiver agreement, Mr. Xiao will be entitled to receive an amount equal to six months of his base salary, any earned but unpaid bonus for the year prior to the year of termination, and the pro rata portion of any bonus earned for the year in which termination occurs, as well as continuation of applicable benefits for a period of six months following his termination.  In connection with the approval of the Xiao Employment Agreement, Mr. Xiao also received a non-qualified stock option to purchase 30,000 shares of the Company’s common stock.  The option will vest in accordance with the following schedule: (i) 1/3 of the shares underlying the option will vest immediately upon award, (ii) 1/3 of the shares underlying the option will vest on the first anniversary of the Xiao Effective Date, and (iii) 1/3 of the shares underlying the option will vest on the second anniversary of the Xiao Effective Date.

The description of the Xiao Employment Agreement is qualified in its entirety by reference to the Xiao Employment Agreement filed herewith as Exhibit 10.31.  Mr. Xiao has no family relationships with any of the Company’s directors or executive officers, and there are no arrangements or understandings pursuant to which Mr. Xiao was appointed to his position.  There are no related party transactions between the Company and Mr. Xiao reportable under Item 404(a) of Regulation S-K.

On March 9, 2017 (the “Wang Effective Date”), the Company also entered into an employment agreement effective as of December 22, 2016 (the “Wang Employment Agreement”) with Maoji (Michael) Wang, the Company’s current Chief Executive Officer.  The Wang Employment Agreement continues until terminated in writing by either party or earlier terminated pursuant to the provisions of the Wang Employment Agreement.  Under the Wang Employment Agreement, Mr. Wang will receive an annual base salary of $320,000, subject to adjustment in the sole discretion of the Board or the Compensation Committee of the Board; provided however, that such annual base salary may not be decreased until the first anniversary of the Wang Effective Date.  Mr. Wang will be eligible to receive an annual incentive bonus, at a target amount of not less than his base salary, based upon the achievement of one or more performance goals, targets, measurements and other factors, established for such year by the Board or the Compensation Committee.  Mr. Wang will also participate in all benefit plans and programs, subject to certain conditions and exceptions, as are generally provided by the Company to its other senior executive employees.

Under the terms of Wang Employment Agreement, Mr. Wang is subject to non-solicitation, non-competition and non-interference restrictive covenants during his employment and for the 12-month period following his last day of employment with the Company.  The Wang Employment Agreement also contains customary confidentiality, work product and return of Company property covenants.

In addition, Mr. Wang is entitled to severance pay if he is terminated without “cause” or resigns for “good reason,” each as defined in the Wang Employment Agreement.  Upon such termination, provided that he executes a release and waiver agreement, Mr. Wang will be entitled to receive an amount equal to the sum of his base salary, any earned but unpaid bonus for the year prior to the year of termination, and the pro rata portion of any bonus earned for the year in which termination occurs, as well as continuation of applicable benefits for a period of 12 months following his termination.

In connection with the approval of the Wang Employment Agreement, Mr. Wang also received a non-qualified stock option to purchase 210,000 shares of the Company’s common stock.  The option will vest in accordance with the following schedule: (i) 1/3 of the shares underlying the option will vest immediately upon award, (ii) 1/3 of the shares underlying the option will vest on the first anniversary of the Wang Effective Date, and (iii) 1/3 of the shares underlying the option will vest on the second anniversary of the Wang Effective Date.

The description of the Wang Employment Agreement is qualified in its entirety by reference to the Employment Agreement filed herewith as Exhibit 10.32.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.31	Employment Agreement between the Company and Jiangping Xiao, dated March 9, 2017.

10.32	Employment Agreement between the Company and Maoji Wang, dated as of December 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2017	PROFESSIONAL DIVERSITY NETWORK, INC.

	By:	/s/ Chris Wesser
Chris Wesser
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.31	Employment Agreement between the Company and Jiangping Xiao, dated March 9, 2017.

10.32	Employment Agreement between the Company and Maoji Wang, dated effective as of December 22, 2016.